UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                  FORM 8K

                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  April 10, 1997



                            LYRIC ENERGY, INC.
          (Exact name of registrant as specified in its charter)


       Colorado                0-9800          75-1711324
    (State or other          (Commission      (IRS Employer
     jurisdiction of          File No.)     Identification No.)
     incorporation)



            1013 West Eighth Avenue, Amarillo, Texas  79101
    (Address of principal executive offices)   (Zip Code)

            Registrant's telephone number, including area code:
                             (806) 376-5088


                              Not applicable.
 (Former name or former address, if changed since last report.)


                     This Report Consists of ___ Pages


Item 1.   Change in Control of Registrant.

     On April 10, 1997, Natural Gas Technologies, Inc., a Texas corporation ("NGT"), acquired 203,041,517 shares of the $.01 par value common stock ("Common Stock") of the Registrant. This represents 81 percent of the issued and outstanding stock of the Registrant. NGT acquired these shares upon conversion of a Restated Convertible Promissory Note dated as of February 4, 1997 (the "Note"), in the principal amount of $100,000. Pursuant to the terms of the Note, $100,000 previously loaned by NGT to the Registrant and held in escrow was paid to Lyric and the Note was cancelled upon issuance of the foregoing shares. The source of the $100,000 loaned funds was a loan to NGT from Brent Wagman, NGT's President.

     Also on April 10, 1997, the Registrant filled two vacancies on the Board of Directors with persons designated by NGT. The Board now consists of three Directors: G.E. Stahl, who was previously the sole Director, Brent Wagman and Warren Donahue. Mr. Wagman and Mr. Donahue are directors of NGT and were appointed to the Registrant's Board pursuant to an undertaking in the Note for the Registrant to appoint two Directors designated by NGT upon conversion of the Note.

     Previously, no single person or voting group controlled the Registrant.

Item 2.   Acquisition or Disposition of Assets.

     The Registrant has entered into a letter of intent dated January 2, 1997 and modified March 17, 1997 (the "Letter of Intent") with NGT for a share exchange transaction ("Share
Exchange").   The reason for the Share Exchange is to carry out
the Registrant's Plan of Operation to acquire an operating company.

     NGT is an independent company engaged in the exploration, development and production of oil and gas. Its principle executive offices are located at 16775 Addison Road, Suite 300, Dallas, Texas 75248, (915) 713-6050. It was incorporated in Texas in 1993 and currently has interests in a total of 17 wells located across four estates in Coke, Runnels and Coleman Counties in west central Texas. As of the end of NGT's last fiscal year (April 30, 1996), it had proved and developed reserves of 298,303 barrels of oil and 211,048 MMCF (millions of cubic feet) of natural gas. In addition, NGT holds an option expiring in July 1997 to acquire a lease underlying an approximately 1,100 acre water-flood project in North-Central Texas. NGT currently plans to exercise this option prior to expiration and anticipates that this acquisition will very substantially increase its proven and developed reserves.

     Pursuant to the Letter of Intent, NGT made the $100,000 loan described in Item 1 above. As a result of the conversion of that loan, the Share Exchange transaction is now probable to occur, although it does remain conditional upon final documentation therefor.

     The Share Exchange is expected to commence after the approval by the Registrant's shareholders of (i) a one share for
231.2433 share reverse stock split; (ii) the authorization of 10,000,000 share of no par value preferred stock, 9,597 of which shall be designated as Series 1994-A Preferred Stock and 66,365 shall be designated as Series 1994-B Preferred Stock; and (iii) amendments to the Registrant's Articles of Incorporation to change the name of the Registrant to Natural Gas Technologies, Inc., to eliminate the liability of officers and directors to the corporation and its shareholders for monetary damages from certain breaches of fiduciary duty as permitted by Colorado law and to reduce the shareholder voting requirement for certain fundamental corporate actions as permitted by Colorado law. Approval for these matters will be solicited at a Special Meeting of the Registrant's shareholders expected to be held at the end of May 1997. Because of the shares of Common Stock held by NGT, approval of the foregoing matters will be assured.

     The Share Exchange will take place in two stages. The first stage will occur immediately after the Special Meeting and will consist of the exchange of approximately 2,357,000 shares of the authorized but unissued post-reverse split shares of the Registrant for 3,060,550 NGT common shares, which will constitute approximately eighty percent of the equity interests in NGT. The NGT shares to be exchanged in the first stage are held by certain officers, directors, affiliates and sophisticated investors. The Registrant will control NGT upon completion of the first stage.

     The second stage will occur upon approval by NGT shareholders of the exchange of the remaining shares pursuant to an S-4 Registration Statement and Proxy Statement which registers the exchange of all of the remaining equity interests in NGT into shares of the authorized but unissued post-reverse split shares of the Registrant and further provides for the distribution of the 878,043 post-reverse split shares of the Company issued to NGT upon conversion of the Note to the shareholders of NGT immediately prior to the Share Exchange. It is also contemplated that the shares issued in the first stage of the Share Exchange will be registered by such registration statement. NGT has outstanding 9,597 shares of Series 1994-A preferred shares and 66,365 shares of Series 1994- B preferred shares. These preferred shares are non-voting and will be converted upon the second stage of the share exchange into the same number of Series 1994-A and Series 1994-B preferred shares of the Registrant having substantially similar rights and preferences. As of the record date, the Series 1994-A Shares of NGT have accrued an aggregate of $9,175 in dividends and the Series 1994-B Shares of NGT have accrued an aggregate of $17,150 in dividends. These amounts will become accumulated but unpaid dividends of the respective series of preferred stock of the Registrant to be issued in the exchange. The Registrant intends to surrender the NGT preferred shares acquired in the Share Exchange. Upon completion of the Share Exchange, the current shareholders of the Registrant will hold approximately five percent of the total outstanding shares of the Registrant on a fully diluted basis and the shareholders of NGT will hold the remaining 95 percent. Notwithstanding the foregoing, the shareholders of NGT may receive a greater interest in the Registrant as a result of additional issuances of NGT shares for cash and in exchange for additional oil and gas properties which may occur prior to the Share Exchange. All such transactions will be subject to the approval of the Board of Directors of the Registrant.

     The Share Exchange is expected to be accounted for as a purchase. The Share Exchange is structured as a tax-free reorganization and should not have any tax consequences for the shareholders of the Registrant or NGT.

     Under Colorado law, the Share Exchange may be effected by resolution of the Board of Directors of the Registrant. Approval of the shareholders of the Registrant is not required and Colorado law does not grant dissenter's rights to the shareholders of the Registrant.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          1.   Report of Independent Certified Public Accountants
          2.   Balance Sheet - April 30, 1996 and 1995
          3. Statements of Operations - For the Years Ended April 30, 1996 and 1995
          4. Statement of Changes in Stockholders' Equity - For the Years Ended April 30, 1996 and 1995
          5.   Statement of Cash Flows - For the Years Ended
               April 30, 1996 and 1995
          6.   Notes to Financial Statements

          Additional financial statements of NGT to be filed by amendment within sixty days after the date of this report.

     (b)  Pro forma financial information.

          1.   Introductory Note to Pro Forma Combined Financial
               Statements
          2.   Pro Forma Balance Sheet - As of January 31, 1997
               (Unaudited)
          3.   Pro Forma Statement of Operations - For the Nine
               Months Ended January 31, 1997 (Unaudited)
          4.   Pro Forma Statement of Operations - For the Year
               Ended April 30, 1996 (Unaudited)
          5.   Notes to Pro Forma Combined Financial Statements

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LYRIC ENERGY, INC.
                                   (Registrant)


Date:  April 21, 1997              By:  /s/ G.E. Stahl
                                   G.E. Stahl, President
             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
NATURAL GAS TECHNOLOGIES, INC.
Abilene, Texas

We have audited the accompanying balance sheets of Natural Gas Technologies, Inc. as of April 30, 1996 and 1995 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Natural Gas Technologies, Inc. at April 30, 1994, and the results of its operations and its cash flows from inception to April 30, 1994, in conformity with generally accepted accounting principles.



Robert Early & Company, P.C.
Abilene, Texas

July 30, 1996
                      NATURAL GAS TECHNOLOGIES, INC.
                               Balance Sheet
                          April 30, 1996 and 1995

                                             1996         1995

                Assets

Cash                                    $      506   $       19
Oil and gas properties                   1,443,830    1,333,444
Lease and well equipment                    29,503        7,277
  Accumulated depreciation
  and depletion                           (170,583)     (24,346)
                                         1,302,750    1,316,375

Investment in Wagman
 Petroleum, Inc. stock                     14, 464       14,464
Organizational costs
(net of amortization
of $1,114 and $732)                            796          178

       TOTAL ASSETS                $     1,318,516   $1,332,036



               Liabilities and Stockholders' Equity

Liabilities
         Accounts payable                  $  15,629   $ 37,462
         Accrued interest                         80     46,263
         Advances and amounts due officers         -     53,322
         Amount due Wagman Petroleum, Inc.         -     44,977
         Current portion of notes payable     18,794    396,988
           Total Current Liabilities          34,503    579,012

         Notes payable                        15,434          -
            TOTAL LIABILITIES                 49,937    579,012

Redeemable Stock
     Preferred stock, Series A
     $4.00 par value (500,000 shares
     authorized, 9,597 outstanding)           38,388          -

Stockholders's Equity
     Preferred stock, Series B
     $4.00 par value (500,000 shares
     authorized, 210,736 outstanding)        842,944          -

     Common stock, $.001 par value
     (10,000,000 shares authorized,
     2,330,130 and 2,343,562 outstanding)      2,330      2,344
         Additional paid-in capital          497,573    473,994
         Stock to be issued                  579,785    739,897
         Prepaid director fees               (20,833)   (70,833)
         Retained earnings/(deficit)        (671,608)  (392,378)
       Total Stockholders' Equity          1,230,191    753,024


TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                  $  1,318,516 $1,332,036


                      NATURAL GAS TECHNOLOGIES, INC.
                         Statements of Operations
                For the years ended April 30, 1996 and 1995




                                              1996       1995

Oil and gas revenues                       $ 156,736   $144,014
Other income                                  28,596      7,769
         Total Revenues                      185,332    151,783

Expenses:
         Production taxes                      5,737      7,768
         Lease operating expenses            114,410    110,624
         Depreciation, depletion
          and amortization                   146,619     23,239
         Professional fees                    10,571         -
         Office expenses                       3,002      6,411
         Management and consulting fees       90,000      1,000
         Rent                                  4,200     14,178
         Secretarial services                    500      1,428
         Printing and distribution             2,092      6,884
         Director fees                        50,000     50,000
         Taxes                                 1,885      1,051
         Offering costs
          (non-capitalizable)                  4,000    113,061
         Other expenses                        3,339     17,588
               Total Expenses                436,355    353,232

Income/(Loss) from Operations               (251,023)  (201,449)

         Interest income                          -          75
         Interest expense                    (28,207)   (39,722)

         NET (LOSS)                        $(279,230) $(241,096)

         Primary loss per share            $   (0.12)  $  (0.10)
         Weighted average shares
            outstanding                    2,398,254   2,387,546

         Fully diluted loss per share      $   (0.11)  $  (0.09)
         Weighted average shares
            outstanding                    2,618,587   2,607,879

                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
             For the years ended April 30, 1996 and 1995


                                  Preferred Stock

                            Series A            Series B
                         Shares    Amount    Shares    Amount

BALANCES April 30, 1994     -     $    -         -   $     -

Voluntary reduction in
 shares held by
 directors                  -          -         -         -

Sale of option              -          -         -         -

Net loss                    -          -         -         -

BALANCES April 30, 1995     -          -         -         -

Stock issued for:
 Cash                    9,597      38,388       -         -
 Oil and gas
  interests                 -          -      16,360     65,440
 Related party liabi-
  lities                    -          -         -         -

Exchange by Wagman
 Petroleum Inc. of
 common for preferred       -          -     194,376    777,504

Net loss                    -          -          -         -

BALANCES
April 30, 1996           9,597    $ 38,388   210,736   $842,944

STOCK TO BE ISSUED
(Total Value)

For Oil and gas
 interests                  -          -      16,360     65,440
For Cash                9,597       38,388        -         -
For Services                -          -          -         -

Exchange by Wagman
 Petroleum Inc.
 of common for
 preferred                  -          -     194,376    777,504


                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
            For the years ended April 30, 1996 and 1995 (cont.)


BALANCES
 April 30, 1995         9,597    $ 38,388    210,736   $842,944

Liabilities to
 related parties            -          -          -         -
Liablities to
 third parties              -          -          -         -
Oil and gas
 interests                  -          -          -         -
Promotional
 services                   -          -          -         -

BALANCES April 30, 1996     -          -          -         -


The accompanying notes are an integral part of these financial statements.
                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
            For the years ended April 30, 1996 and 1995 (cont.)


                                             Additi-   Accumu-
                                             onal      lated
                           Common Stock      Paid-In   Earnings
                         Shares    Amount    Capital   (Deficit)

BALANCES
 April 30, 1994       $ 2,843,562  $2,844   $473,394  $(151,282)

Voluntary reduction
 in shares held by
 directors               (500,000)   (500)       500       -

Sale of option              -          -         100       -

Net loss                    -          -         -     (241,096)

BALANCES
 April 30, 1995         2,343,562   2,344    473,994   (392,378)

Stock issued for:
 Cash                      2,667        3        170       -
 Oil and gas
  interests              337,235      337    635,560       -
 Related party liabi-
  lities                 165,000      165    164,835       -

Exchange by Wagman
 Petroleum Inc. of
 common for preferred   (518,334)    (518)  (776,986)      -

Net loss                    -          -          -    (279,230)

BALANCES
April 30, 1996        $2,330,130    $2,331 $ 497,573  $(671,608)


The accompanying notes are an integral part of these financial statements.
                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
            For the years ended April 30, 1996 and 1995 (cont.)


                                             Additi-   Accumu-
                                             onal      lated
                           Common Stock      Paid-In   Earnings
                         Shares    Amount    Capital   (Deficit)

STOCK TO BE ISSUED
(Total Value)

Oil and gas
 interests            $ 337,235    $   337   $631,628   $697,405
Cash                         -          -         104     38,492
Services                 2,667           3      3,997      4,000

Exchange by Wagman
 Petroleum Inc.
 of common for
 preferred            (518,334)      (518)  (776,986)        -

BALANCES
 April 30, 1995       $842,944  $(178,432) $ (  178) $(141,257)

Liabilities to
 related parties       216,655        217   833,089    433,306
Liablities to
 third parties          10,615         11    21,220     21,231
Oil and gas
 interests              22,624         23    45,225     45,248
Promotional
 services              200,000        200    79,800     80,000

BALANCES
 April 30, 1996       $449,894   $    451  $579,334   $579,785




The accompanying notes are an integral part of these financial statements.
                      NATURAL GAS TECHNOLOGIES, INC.
                          Statement of Cash Flows
                For the years ended April 30, 1996 and 1995


                                             1996       1995

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                $  (279,230) $ (241,096)
Adjustments to reconcile net income/(loss) to
       net cash provided by operations:
       Depreciation, depletion and amortization         146,619
     23,239
       Amortization of directors fees         50,000     50,000
       Stock to be issued for services        80,000         -

Expensing
 of prepaid offering costs                        -      35,107
Increase/(decrease) in:
       Accounts payable                        (601)      8,495
       Accrued expenses                     (32,033)     39,646

NET CASH (USED BY) OPERATING ACTIVITIES     (35,245)    (84,609)

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of fixed assets             (22,226)     (7,277)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from stock to issued              -      35,069
       Advances from related parties          23,730     56,824
       Note proceeds                          35,000         -
       Note payments                           (772)         -

NET CASH PROVIDED BY FINANCING ACTIVITIES     57,958     91,893

       Increase/(decrease) in cash for period    487          7

         Cash, Beginning of period                19         12

         Cash, End of period               $     506   $     19

Supplemental Disclosures:

       Cash payments for:
         Interest                          $     772   $     -
         Income taxes                             -          -

       Stock and stock to be issued for:
         Professional services             $  80,000   $  4,000
         Oil and gas properties               45,248    697,405
         Reductions of accounts
          and notes payable                  619,537          -
                      NATURAL GAS TECHNOLOGIES, INC.
                       Notes to Financial Statements
                          April 30, 1996 and 1995


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Natural Gas Technologies, Inc. (NGT) was incorporated on April 26, 1993 and began operations in June 1993. NGT acquired interests in various oil and gas properties in February and June 1994 and has been active in this industry since that time. The nature of the oil and gas industry lends itself to uncertainties and risks. NGT s interests are currently concentrated in the Central Texas area.

NGT was in the development stage during the year ended April 30, 1994 and statements to that date reflected such status. The year ended April 30, 1995 is the first year during which the Company is considered an operating company.

The accounting and reporting policies of NGT conform with generally accepted accounting principles and to general practices within the industry. Policies that materially affect the determination of financial position, changes in financial position, and results of operations are summarized as follows:

Federal Income Taxes -- For Federal income tax purposes, NGT reports its operations on the accrual basis of accounting.
Depreciation is calculated using the MACRS percentages. First year expensing under Section 179 is utilized when it is advantageous to do so.

Statement No. 109 (SFAS 109) "Accounting for Income Taxes" requires that a liability approach to providing for deferred taxes be used. That is, deferred taxes must be established for all temporary differences between the book and tax bases of assets and liabilities.

Oil and Gas Properties -- The Company has adopted the full cost method of accounting for its oil and gas producing activities and, accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.

Depletion and amortization are computed on a composite unit-of-production method based on estimated proved reserves. All costs associated with oil and gas properties are currently included in the base for computation and amortization. The Company's proved reserves were estimated by Company personnel based on previous work done by a petroleum engineer. All of the Company's reserves are located within the United States.

Depreciation is calculated on a straight line over the estimated useful lives of the assets. This is seven years for lease and well equipment.

Earnings per Share and Shares to be Issued -- Primary earnings per share is calculated on the basis of weighted average common shares outstanding which includes shares to be issued as discussed below. Fully diluted earnings per share is calculated based on the assumption that convertible preferred shares were converted at the first of the year.

Shares to be issued represents shares that the Company has contractually or otherwise agreed to issue. These have been included in weighted average earnings per share as of the effective date of the agreement rather than the date actually issued.

Cash Flows -- The Company considers cash to be its only cash equivalent for purposes of presenting its Statement of Cash
Flows.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Environmental Issues -- The oil and gas industry is regulated in Texas by the Texas Railroad Commission (RRC) and Texas Natural Resources Conservation Commission. Leases are operated under permits from the RRC. Failure to comply with regulations could result in interruption or termination of the operations. Additionally, upon cessation of use, the wells will require plugging and site cleanup. Costs of voluntary termination and remediation have been estimated to be insignificant on a well by well basis and are expected to be recorded as incurred.

New Accounting Pronouncements -- Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121) issued by the Financial Accounting Standards Board
(FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company does not expect adoption to have a material effect on its financial position or results of operations.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) issued by the FASB is effective for specific transactions entered into after December 15, 1995 while the disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning no later than December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company does not expect adoption to have a material effect on its financial position or results of operations. At the present time, the Company has not determined if it will change its accounting policy for stock-based compensation or only provide the required financial statement disclosures. As such, the impact on the Company's financial position and results of operations is currently unknown.

Advertising Costs -- All advertising costs are expensed as incurred.


NOTE 2:   CHANGE IN ACCOUNTING ESTIMATE AND TERMINATION OF
          AGREEMENT

During the periods presented, Management determined that it had overestimated the value of the stock it had acquired in Wagman Petroleum, Inc. In accordance with this determination, the carrying value was reduced by $149,294. This reduction was charged directly against Additional Paid in Capital as a correction of the entry recorded in the year ended April 1994.

During the year ended April 1994, NGT was attempting to develop an alternative fuel formulation. That attempt included contracting for testing and refinement of the base formulation through the issuance of 150,000 shares common stock. These services were never provided to NGT. During fiscal 1996, NGT obtained legal counsel regarding the cancellation of these shares and attempted to get the shares returned. The opinion of legal counsel was that NGT should prevail due to the original contract having not been fulfilled. Accordingly, NGT notified the contractor that the shares had been voided. This reversal has been recorded as though it were effective in the year ended April 1995.

The balances for 1995 have been adjusted for effects of both of these transactions and there is no effect to the results from operations for either year presented.

NOTE 3:  STOCK TRANSACTIONS

In order to acquire initial funding during 1993 and 1994, NGT sold shares through two limited offerings under Regulation D of the Securities and Exchange Commission. The Company also issued shares to various entities for fund-raising and promotional efforts, to certain entities for other services and consideration, and to Wagman Petroleum, Inc. (WPI) for interests in oil and gas properties. 150,000 shares and options to purchase 100,000 additional shares of restricted stock at an exercise price of $4 per share were issued to Warren Donohue of Volvo America as compensation for his agreeing to serve as a director of NGT for three years. These options were to commence six months following the close of the public offering and expire four years after commencement. Prepaid Director Fees of $150,000 was recorded as a result of this transaction based on the Regulation D offering. No additional costs were recorded for the options due to the exercise price.

NGT acquired 64,300 shares of WPI from unrelated parties in exchange for 54,586 shares of NGT stock. There is no market for WPI's shares and their value has been determined by an estimate of the future value of WPI. The Company intends to hold this investment for the foreseeable future.

During the year ended April 1995, NGT authorized 1,000,000 shares of Preferred and designated it as Series A and Series B. Both of these series have a nine and one-quarter percent cumulative annual dividend, are convertible to common shares on a one for one basis. Series A shares may be called by the Company at five cents per share if the trading price of the common shares exceeds seven dollars for twenty consecutive trading days. They also are subject to a mandatory redemption at par five years from the effective date of issuance. Series B shares automatically convert to common if the trading price of the common shares exceeds five dollars for ten consecutive trading days. Other differences between the two series relate to the timing of and number of shares subject to the conversion privileges. It is believed that all of the outstanding preferred shares are convertible at this time at the option of the holder at May 1, 1996.

The Company utilized its stock to purchase oil and gas working interests effective July 1, 1994. This resulted in the issuance of 337,235 common shares and 16,360 Series B preferred shares.

During the year ended April 1995, NGT s directors were advised that it would be advantageous to the Company to reduce the number of outstanding shares. Accordingly, the directors returned
500,000 shares that had been issued for their initial efforts in organizing the Company. Also, WPI exchanged 518,334 shares of common stock for 194,376 Series B Preferred stock. (The directors' reduction in shares was the only stock transaction where shares were actually issued during the year ended April
1995. The remaining shares were actually issued in the year ended April 1996.)

During the year ended April 1996, WPI exercised an option of its sale agreement and NGT issued 165,000 shares of common stock for the benefit of WPI in exchange for reductions in advances, accrued interest, and $100,000 of the note balance.

Effective in April 1996, NGT approved a request by its president and WPI to issue 26,661 and 189,994 common shares, respectively, in exchange for the complete liquidation of unreimbursed expenses, advances owed, and the remaining note balance due to WPI. Additionally, NGT negotiated an agreement to pay off certain offering legal fees via the issue of 10,615 common shares and finalized an agreement with a third party regarding specific oil and gas interests that was effective May 1, 1995 through the issue of 22,624 common shares and the assumption of $17,000 of unpaid lease operating expenses. (The shares described in this paragraph were yet to be issued at April 30, 1996 and are so presented in the Balance Sheet.)


NOTE 4:                                    TRANSACTIONS WITH
                                           RELATED PARTIES

Prior to May 1994, NGT had issued 1,925,000 shares of stock to its directors and officers as compensation for services rendered in developing the concept for the Company and pursuing efforts to implement plans of action. As discussed above this number was reduced by 500,000 shares during the 1995 fiscal year. In addition, NGT purchased interests in specified oil and gas properties from WPI effective February 1, 1994. The contract called for WPI to receive cash, common stock, and a note.

As discussed above, NGT negotiated the exchange of the bulk of WPI's common shares for preferred shares during the periods presented. Also, the note was ultimately repaid via the issuance of common stock along with other indebtedness to WPI in the amount of $89,997 for a total of 354,994 shares. Also, the Company s president accepted 26,661 shares for unreimbursed expenses and cash advances in lieu of cash repayments.

NGT reimburses WPI for rent, postage, travel and other office expenses. The Company's president owns approximately 45% of the outstanding stock of WPI and also serves as WPI's president. Additionally, WPI operates the properties in which NGT is an owner. As such, WPI incurs expenses and bills them out to the respective owners. Currently, WPI receives NGT's gas production revenues and offsets them against amounts that NGT owes WPI.


NOTE 5:  NOTES PAYABLE

During fiscal 1994, NGT entered into a note payable to WPI in conjunction with the purchase of oil and gas properties for $400,000. This note bore interest at 10 percent and was due to be repaid out of proceeds from a stock offering or from oil and gas production. It was retired during fiscal 1996 along with its accrued interest through the issuance of common stock.

During February 1996, the Company borrowed $35,000 from a bank in order to finance certain reworking expenses. This note bears interest at 10 1/2 percent and is due in twenty-four installments of $1,625 per month including interest. NGT has given its interest in the wells being reworked as collateral for this note.


NOTE 6:  OIL AND GAS PROPERTIES

As previously discussed, NGT acquired interests in oil and gas properties from WPI during fiscal 1994. Effective July 1, 1995, the Company acquired additional interests in these same properties in exchange for stock. These interests are all located in the central Texas area.

These properties are subject to tax liens for unpaid property taxes owed by WPI. WPI has contested the values used by the taxing authorities and is in the process of negotiating payment of the back taxes. Should WPI be unsuccessful in settling these tax liens, NGT and other interest owners could be caused to forfeit any and all interests in the properties subject to such
liens to foreclosure by the taxing authorities.   WPI is working
to ensure that this does not happen.


NOTE 7:  REDEEMABLE STOCK

As discussed above, the Company s Series A preferred shares carry a mandatory redemption at par at the end of five years. Both preferred series may be converted to common stock by the Company upon the attainment of specific circumstances. In accordance with generally accepted accounting principles, the shares carrying the mandatory redemption feature have been segregated from the balance of the stockholders equity. The redemption for these shares is due on July 1, 1999.


NOTE 8:  INCOME TAXES

As of April 30, 1996 and 1995, NGT had accumulated deficits of $670,608 and $392,378. However, operating loss carry-forwards for tax purposes vary from these amounts due to differences in the tax treatment of various items. These loss carry-forwards, which should provide future benefits, expire as shown in the following table.






                       Amount of
   Year of           Operating Loss
  Expiration          Carry-Forward

     2009                $301,283
     2010                  90,343

     2011                 281,318

                         $672,944



The provision for income taxes is as follows:

                                             1996        1995
 Current
    Federal                                $      -    $     -
    State                                         -          -

 Deferred
    Federal                                (132,473)   (102,203)
    State                                   (16,774)    (12,943)
    Less allowance                          149,247     115,146
 Total                                     $      -    $      -


The following temporary differences gave rise to the deferred tax assets and liabilities at April 30, 1996 and 1995:

                                              1996        1995
 Excess of tax depreciation over
   financial accounting depreciation      $   2,088   $    718

The deferred tax asset and liabilities are comprised of the following at April 30, 1996 and 1995:

                                    1996          1995

                 Assets    Liabilities       Assets   Liabilities

Depreciation   $    -        $    769    $         -   $      265
Net operating
losses
carried
forward           150,017           -        115,410            -

Less
valuation
allowance        (149,247)          -       (115,146)           -

Totals         $      769    $    769   $    115,410     $    265

Due to the way future utilization of tax benefits is analyzed under SFAS 109, an allowance for the full amount of any benefits which may arise from operating loss carry-forwards has been made and no asset has been recorded as a result.


NOTE 9:  SUBSEQUENT EVENTS

The Company is in the process of negotiating an agreement to acquire/merge with a Florida company whose primary business is contracting with the state of Florida for soils testing and removal of contaminated soils. Because of the early stages of these negotiations, no pro forma combined schedules have been presented.

Subsequent to April 1996, NGT purchased an option to acquire the lease under an eleven hundred acre water-flood project in North-Central Texas. Engineers have estimated that this lease has significant potential if managed properly. This option calls for the Company to pay $375,000 cash plus a note for the remaining appraised value and is exercisable at any time prior to July 1997.

NOTE 10:  SUPPLEMENTARY INFORMATION RELATING TO OIL AND GAS
          PRODUCING ACTIVITIES

The accompanying disclosures of oil and gas producing activities are unaudited due to the nature of reserve estimates and their calculation. The balances at April 30, 1994 included certain properties that included proven undeveloped reserves. During fiscal 1995, it was determined that it would not be feasible for the Company to develop these properties and their reserves were eliminated from the estimated reserve base.

                      NATURAL GAS TECHNOLOGIES, INC.
                    Supplementary Information Relating
                    To Oil and Gas Producing Activities
                                (Unaudited)

Quantities of Reserves                 Oil              Gas
Proved and Developed Reserves      (Barrels)           (MCF)
Balances, April 30, 1994             144,680         85,457
 Acquisitions                        149,353        212,335
 Revisions of estimates               28,146         12,637
 Extensions and discoveries                -              -
 Production                           (3,439)       (14,119)
Balances, April 30, 1995             318,740        296,310
 Acquisitions                         13,253             -
 Revisions of estimates                   -         (68,052)
 Production                          (33,690)       (17,210)
Balances, April 30, 1996             298,303        211,048


Costs Incurred in Acquisition, Exploration, and Development of Properties

                                        1996          1995

    Acquisition                    $  45,248      $ 697,405


Standardized Measure of Discounted Future Net Cash Flows

                                        1996             1995

Future cash inflows               $  5,451,124        $5,952,025
Future production and
development costs                     (743,276)         (856,376)
Future income taxes                 (1,080,308)       (1,212,160)
 Future net cash flows               3,627,540         3,883,489
10% annual discount for
estimated timing of cash flows        (919,028)       (1,098,988)

Standardized measure of
discounted future net cash flows  $  2,708,512      $  2,784,501


Principal Sources of Changes in the Standardized Measure of
Discounted Future Net Cash Flows

                                        1996             1995

Standardized Measure-Beginning
of Year                            $   2,784,501   $ 3,059,926
Acquisition of reserves in place          45,248       697,405
Sales, net of production costs          (560,223)      (40,392)
Extensions & discoveries                       -    (1,515,352)
Changes in estimated
future development costs                       -       (31,885)
Revisions of quantity estimates            7,609       140,705
Accretion of discount                    365,674       424,022
Net change in income taxes                62,173       308,062
Changes in production timing and other     3,530      (257,990)
Changes in sales prices                        -             -

Standardized Measure - End of Year $   2,708,512   $ 2,784,501


PRO FORMA COMBINED FINANCIAL STATEMENTS

Upon completion of final documentation, Lyric will acquire 100% of the outstanding shares of Natural Gas Technologies, Inc. (NGT) (a Texas corporation) in exchange for the issuance of new Lyric shares. This transaction, coupled with the conversion of a note payable to NGT into Lyric shares will cause former NGT shareholders to own at least 95% of Lyric. This transaction qualifies as a purchase for accounting purposes. However, the transaction also is considered to be a reverse purchase whereby NGT is considered to be the acquirer for accounting purposes. As such, there are no adjustments to the carrying value of NGT assets and liabilities to reflect current fair values and Lyric has no assets and liabilities that require adjustment.

The transaction consists of three parts, a loan from NGT to Lyric that is convertible into Lyric common stock, the distribution of these shares by NGT to its stockholders, and the issuance of new Lyric shares for outstanding NGT shares. A portion of the transaction agreement calls for Lyric to reverse split its outstanding shares after the note conversion by a factor of one share for 231.2433 shares. The following table presents summarized historical unaudited balance sheets for the two entities, estimated adjustments required as a direct result of the acquisition plan and the transactions contemplated therein, and a pro forma consolidated balance sheet as of the date shown. Adjustments consist of recording the effects of converting the note, reverse splitting the outstanding shares, and issuing shares for NGT shares.

                          Pro Forma Balance Sheet
                          As of January 31, 1997



                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

ASSETS

Cash                     $  -     $  237     $  -      $  237
Accounts receivable         -      4,087        -       4,087
Oil and gas properties
 (Full cost method)         -  1,304,212        -   1,304,212
Other assets                -     24,973        -      24,973

TOTAL ASSETS             $  -  1,333,509     $  -  $1,333,509

LIABILITIES AND
 STOCKHOLDERS EQUITY

Liabilities:
Accounts payable and
  accrued expenses    $ 64,521  $42,731  $(64,521)  $  42,731
Loans from
  stockholder               -    36,989         -      36,989
Note payable                -    20,968         -      20,968

Total Liabilities     $ 64,521  100,688   (64,521)    100,688

Redeemable stock
  (preferred A)             -    38,388         -      38,388

Stockholders  equity:
Preferred stock -
  series B                  -   842,944         -     842,944
Common stock           469,584    2,757  (437,341)     35,000

Stock to be issued          -    45,248   (45,248)          -
Additional paid
  in capital         1,690,545 1,031,683(1,677,540) 1,044,688
Retained deficit    (2,224,650)(728,199) 2,224,650   (728,199)

Total Stockholders
 Equity                (64,521)1,194,433    64,521  1,194,433


TOTAL LIABILITIES
  AND STOCKHOLDERS
  EQUITY              $    -   $1,333,509  $    -  $1,333,509

The following table presents summarized historical statements of operation of the two entities for the nine months ended January 31, 1997. These statements include the recognition during the nine months of certain extraordinary items related to agreements for the acquisition of NGT. The adjustments consist of eliminating the related party interest along with the extraordinary gain from debt forgiveness.


                     Pro Forma Statement of Operations
                For the Nine Months Ended January 31, 1997


                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

REVENUES                 $  -    $56,741     $  -      $56,741

Direct Expenses             -     52,273     $  -       52,273
Depletion and
  Depreciation              -    138,916        -      138,916
Other Operating Expenses   114    63,777        -       63,891
Other Expenses (income)  5,928     3,666     5,928       3,666

Income from
  Continuing
  Operations             6,042   201,891     5,928     202,005

Extraordinary items:
  Forgiveness of
  debt                 464,093       -    (464,093)        -

Net income           $ 458,051 $(201,891) $(458,165) $(202,005)

Loss per share
  before extra-
  ordinary items                                     $  (0.05)


The following table presents summarized historical statements of operations of the two entities for the fiscal year ended April 30, 1996. The adjustment is the elimination of related party interest that was based on related party debt eliminated in January 1997 as debt forgiveness.

                     Pro Forma Statement of Operations
                     For the Year Ended April 30, 1996


                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

REVENUES                 $  -    $ 185,332  $   -    $  185,332

Direct expenses             -      120,147      -       120,147
Depletion and
  depreciation              -      146,619      -       146,619
Other operating
  expenses                906      169,589      -       170,495
Other expense
  (income)              8,891       28,207   (8,891)     28,207
Income from
  continuing
  operations           (9,797)    (279,230)   8,891   (280,136)

Extraordinary items:
  Forgiveness
  of debt                  -           -         -          -

Net income           $(9,797)   $(279,230) $  8,891  $(280,136)

Loss per share
  before extra-
  ordinary items                                       $(0.07)

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The pro forma financial statements presented above assume that the combination of these two entities will be approved by each entity and that the transactions will occur in accordance with the current agreements. They do not reflect any activities of the entities subsequent to January 31, 1997. These statements do not, and are not intended to, present a projection of the future income of the combined entity. These pro forma statements also do not include the effects on net assets of certain planned transactions by NGT to acquire other oil and gas properties through the issuance of NGT shares prior to the acquisition.

The stock transactions include the issuance of 203,041,517 Lyric shares to NGT to convert the note payable. The reverse stock split would result in outstanding shares of approximately 1,081,000. The subsequent issuance of Lyric shares for the outstanding NGT shares would result in total outstanding Lyric shares of 4,024,470 which has been used as the basis for the earnings per share calculation.